OPINION AND CONSENT OF ACTUARY

      On behalf of AIG Life Insurance Company, I hereby consent to the inclusion of the Guaranteed Monthly Cost of Insurance Rates, Table of Acquisition Expenses Per $1,000 of Face Amount, the Table of Monthly Charges Per $1,000 of Face Amount and Table of Initial Minimum Surrender Charges in a Registration Statement on Form S-6 registering Variable Life Insurance Policies.


                                                  /s/ Christine E. Dugan
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                                                  Christine E. Dugan, FSA, MAAA